UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2018

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Erie St., Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 949-2680

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cue Biopharma, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2018. The certified results of the matters voted upon at the Annual Meeting, which are more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission, are as follows:

Proposal 1 – Election of seven directors nominated by the Board of Directors to serve until the next annual meeting of stockholders and the election of their successors:

	For	Withheld	Broker Non-Votes
Daniel R. Passeri	4,139,495	1,476,460	7,787,476
Peter A. Kiener	4,133,082	1,482,873	7,787,476
Anthony DiGiandomenico	4,137,386	1,478,569	7,787,476
Cameron Gray	4,136,926	1,479,029	7,787,476
Christopher Marlett	4,136,926	1,479,029	7,787,476
Steven McKnight	3,732,979	1,882,976	7,787,476
Barry Simon	3,967,727	1,648,228	7,787,476

Proposal 2 – Ratification of the appointment of Gumbiner Savett Inc. by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for 2018:

For	Against	Abstain	Broker Non-Votes
12,160,388	18,050	1,224,993	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: June 12, 2018	By:	/s/ Daniel R. Passeri
	Name:	Daniel R. Passeri
	Title:	Chief Executive Officer